PNA GROUP, INC.

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of PNA Group, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PNA Group, Inc.

Dated: November 13, 2007	By:	/s/ Maurice S. Nelson, Jr.
Maurice S. Nelson, Jr.
Chief Executive Officer and President

Dated: November 13, 2007	By:	/s/ Christopher J. Moreton
Christopher J. Moreton
Chief Financial Officer